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                                                                     Exhibit 5.1


                      [Shearman & Sterling LLP Letterhead]









                                October 28, 2004

CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039

                                 CIT Group Inc.

Ladies and Gentlemen:

     We are acting as counsel for CIT Group Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (File No. 333-119172) (such registration statement, including the documents incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of up to $15,000,000,000 aggregate initial offering price of the Company's: (i) shares of common stock, par value $0.01 per share ("Common Stock"), (ii) shares of preferred stock, par value $.01 per share ("Preferred Stock"), (iii) depositary shares ("Depositary Shares"), (iv) senior debt securities ("Senior Debt Securities"), (v) subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (vi) warrants to purchase shares of Common Stock ("Common Stock Warrants"), (vii) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"), (viii) warrants to purchase Depositary Shares ("Depositary Share Warrants"), (ix) warrants to purchase Debt Securities ("Debt Warrants" and, together with the Common Stock Warrants, the Preferred Stock Warrants and the Depositary Share Warrants, the "Warrants"), (x) stock purchase contracts ("Stock Purchase Contracts") and (xi) stock purchase units ("Stock Purchase Units"), in each case, as described in the prospectus forming a part of the Registration Statement (the "Prospectus") and as shall be designated by the Company at the time of the applicable offering. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units are hereinafter referred to, collectively, as the "Securities."

     The Senior Debt Securities will be issued pursuant to a senior debt indenture (the "Senior Indenture") and the Subordinated Debt Securities will be issued pursuant to a subordinated debt indenture (the "Subordinated Indenture," and, together with the Senior Indenture, the "Indentures"), in each case, to be entered into between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), forms of which are filed as exhibits to the Registration Statement. The Preferred Stock will be issued in one or




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more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a "Certificate of Designation"). The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a "Deposit Agreement") between the Company and the depositary party thereto (the "Depositary"). The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a "Warrant Agreement") between the Company and the warrant agent party thereto (each, a "Warrant Agent"). The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a "Stock Purchase Contract Agreement") between the Company and the stock purchase contract agent party thereto (the "Stock Purchase Contract Agent"). The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a "Stock Purchase Unit Agreement") between the Company and the stock purchase unit agent party thereto (the "Stock Purchase Unit Agent"). Each Certificate of Designation, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Indentures, Deposit Agreement, Warrant Agreements, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement are hereinafter referred to as the "Opinion Documents."

     In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indentures, the Registration Statement, the certificate of incorporation and by-laws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that each Opinion Document is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and that each of the Opinion Documents will be governed by and construed in accordance with the law of the State of New York. We also have assumed that the execution, delivery and performance by the Company of the Opinion Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificate of incorporation or bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or
(c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

     Our opinion set forth below is limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

     Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:


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1.   Each Indenture, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. When (i) the Senior Indenture has been duly executed and delivered by the Company, (ii) the final terms of the Senior Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of the Senior Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Senior Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Senior Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When (i) the Subordinated Indenture has been duly executed and delivered by the Company, (ii) the final terms of the Subordinated Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of the Subordinated Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Subordinated Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Subordinated Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When (i) the terms of issuance and sale of the shares of Common Stock have been duly approved by the Company in conformity with the Company's certificate of incorporation and (ii) the shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), the shares of Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

5. When (i) the terms of the Preferred Stock have been established and approved by the Company in conformity with the General Corporation Law of the State of Delaware and the Company's certificate of incorporation, (ii) all corporate action necessary for the issuance and sale of the shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designations relating thereto, and (iii) the shares of the Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.


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6.   The Deposit Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7. When (i) the Deposit Agreement has been duly executed and delivered by the Company, (ii) the final terms of such Depositary Shares have been duly established and approved by the Company, (iii) the issuance and sale of the Depositary Shares has been duly authorized by all necessary action (corporate or otherwise), and (iv) receipts representing such Depositary Shares have been duly executed by the Company and duly executed and countersigned by the Depositary in accordance with the terms of the Deposit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Depositary Shares will be validly issued.

8. Each Warrant Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9. When (i) the applicable Warrant Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Warrants to be issued pursuant thereto have been duly established and approved by the Company,
     (iii) the issuance and sale of the Warrants has been duly authorized by all necessary action (corporate or otherwise) and (iv) certificates representing such Warrants have been duly executed by the Company and duly executed and countersigned by the Warrant Agent in accordance with the terms of such Warrant Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10. The Stock Purchase Contract Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

11. When (i) Stock Purchase Contract Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Stock Purchase Contracts have been duly established and approved by the Company, (iii) the issuance and sale of the Stock Purchase Contracts has been duly authorized by all necessary action (corporate or otherwise) and (iv) the certificates representing such Stock Purchase Contracts have been duly executed by the Company and duly executed by the Stock Purchase Contract Agent in accordance with the terms of the Stock Purchase Contract Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.


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12.  The Stock Purchase Unit Agreement, when duly executed and delivered by the
     Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

13. When (i) Stock Purchase Unit Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Stock Purchase Units have been duly established and approved by the Company, (iii) the issuance and sale of the Stock Purchase Units has been duly authorized by all necessary action (corporate or otherwise) and (iv) the certificates representing such Stock Purchase Units have been duly executed by the Company and duly executed by the Stock Purchase Unit Agent in accordance with the terms of the Stock Purchase Unit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Stock Purchase Unit will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

     We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Shearman & Sterling LLP
                                                   ---------------------------
                                                   Shearman & Sterling LLP

MJS/CL/TW
CCP/DC


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